Exhibit 16

Power of Attorney

The undersigned, Peter T.C. Lee, Enrique R. Arzac, John F. McNamara, Keith M. Schappert and Joel Engle, Trustees and/or Officers of Mirae Asset Discovery Funds (the “Trust”), a registered investment company, hereby authorize Peter T.C. Lee, Robert E. Shea, Joel Engle and Ioannis (John) Tzouganatos, or any of them, as attorney-in-fact, to sign on his behalf in the capacities indicated, the Registration Statement on Form N-14, or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of the Asia Fund, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 12th day of September, 2017.

Signature	Title

/s/ Peter T.C. Lee	President (Principal Executive Officer) and Trustee
Peter T.C. Lee

/s/ Enrique R. Arzac	Trustee
Enrique R. Arzac

/s/ John F. McNamara	Trustee
John F. McNamara

/s/ Keith M. Schappert	Trustee
Keith M. Schappert

/s/ Joel Engle	Treasurer/Principal Financial and Accounting Officer
Joel Engle